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EXHIBIT 5




                                                   May 16, 1996



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                          The Columbia Gas System, Inc.
           3,000,000 Shares of Common Stock ($10 Par Value Per Share)



Dear Sirs:

                        I am counsel for The Columbia Gas System, Inc., a Delaware corporation (the "Corporation"), and a registered holding company under the Public Utility Holding Company Act of 1935 (the "Holding Company Act"), in connection with the registration of 3,000,000 shares of its authorized common stock, $10 par value per share (the "New Common Stock") proposed to be issued and offered for sale from time to time pursuant to Rules 415 and 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act") on Form S-8 (the "Registration Statement"), on the terms more fully set forth in said Registration Statement.

                        In connection with the foregoing, I have examined among other things, a copy, furnished to me by the Corporation, of each of the documents listed in subparagraphs (a) through (e) below:

                        (a) the Registration Statement on Form S-8 filed on May
            16, 1996, by the Corporation with the U.S. Securities and Exchange Commission (the "Commission") for the registration of the New Common Stock under the Securities Act;

                        (b) the Declaration on Form U-1 (File No. 70-8791) filed
            on February 7, 1996, by the Corporation with the Commission under the Holding Company Act; Amendment No. 1 to said Declaration, filed on February 16, 1996; Amendment No. 2 to said Declaration, filed on April 29, 1996; (said Declaration, as amended by said Amendments, is hereinafter called the "Declaration") and the Order of the Commission with respect to said Declaration dated May 8, 1996;

                        (c) a copy of the Restated Certificate of Incorporation
            of the Corporation;

                        (d) the resolutions of the Board of Directors of the
            Corporation adopted at a meeting held on February 21, 1996; and

                        (e) the Report of Inspectors of Election for the
            Company's Annual Meeting of Stockholders held on April 26, 1996.
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U.S. Securities and Exchange Commission
May 16, 1996
Page 2

                        Based on the foregoing, and upon my examination of such other documents, corporate records and instruments as I have considered necessary or appropriate for the purposes of this opinion, I am of the opinion that:

                        (i) the Corporation has been duly incorporated and is
            validly existing under the laws of the State of Delaware; and

                        (ii) the certificates representing the shares of New
            Common Stock when issued under the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

                        I hereby consent to the reference to myself in the
            Registration Statement and to the filing of this opinion as an exhibit hereto.

                                             Sincerely,

                                             /s/ Mark A. Cleaves

                                             Mark A. Cleaves



MAC/ph